Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces 73% Increase in Earnings for First Quarter 2014

High Point, NC – BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the quarter ended March 31, 2014.

Net income available to common shareholders for the quarter ended March 31, 2014 was $6.5 million, or $0.24 per diluted share, an increase of 98.2% compared to net income available to common shareholders of $3.3 million, or $0.12 per diluted share, for the quarter ended December 31, 2013, and an increase of 72.9% from net income available to common shareholders of $3.8 million, or $0.14 per diluted share, for the quarter ended March 31, 2013.

Operating earnings for the quarter ended March 31, 2014 totaled $6.9 million, or $0.25 per diluted share, an increase of 20.1% compared to $5.7 million, or $0.21 per diluted share, for the quarter ended December 31, 2013, and an increase of 67.5% from operating earnings of $4.1 million, or $0.15 per diluted share, for the quarter ended March 31, 2013. Operating earnings exclude transaction-related expenses, acquisition-related gains, one-time income and expense items, and gain (loss) on sale of investment securities.

Total assets at March 31, 2014 were $3.21 billion, a decrease of 0.7% as compared to total assets of $3.23 billion at December 31, 2013.

On April 1, 2014, the Company completed the previously announced merger with South Street Financial Corporation (“South Street”). None of the assets acquired, liabilities assumed or results of operations for South Street are included in the financial information as of and for the three months ended March 31, 2014.

Highlights for First Quarter 2014:

•	Diluted earnings per share of $0.24, compared to $0.14 per diluted share for first quarter of 2013;

•	Net income available to common shareholders of $6.5 million, an increase of 72.9% compared to first quarter of 2013;

•	Operating earnings per diluted share of $0.25, compared to $0.15 per diluted share for first quarter 2013;

•	Operating earnings of $6.9 million, compared to $4.1 million for first quarter of 2013;

•	Nonaccrual loans decreased 14.2% during first quarter of 2014;

•	Fully taxable-equivalent (“FTE”) net interest margin increased to 4.61%, compared to 4.20% for first quarter 2013;

•	FTE net interest margin, before hedging costs, increased to 4.63%, compared to 4.54% for first quarter 2013;

•	Opened new branches in Raleigh, North Carolina and Greenville, South Carolina;

•	Return on tangible common equity ratio of 11.53%, compared to 7.33% for first quarter 2013; and

•	Operating return on tangible common equity ratio of 12.17%, compared to 7.97% for first quarter 2013.

Richard D. Callicutt II, President and CEO, stated, “I am pleased to report another strong quarter, with earnings per share of $0.24 on a GAAP basis and $0.25 on a non-GAAP or operating basis, both in line with expectations.  We were able to reach our earnings targets despite lower than anticipated mortgage income and loan growth during the quarter as severe weather negatively impacted the residential and commercial construction industries. Notably, there were approximately $200 million of construction projects where loan fundings were delayed due to the extended winter season.  We head into the second quarter with strong pipelines in both the commercial and residential mortgage areas, where we have traditionally experienced solid growth in origination volumes.  Another highlight for our Company has been an Equity Line campaign launched in late 2013 that has been very successful with more than $80 million in closings and another $70 million in process.  This campaign also helped to drive an increase of 24% in the number of DDA accounts opened in the first quarter compared to the year ago quarter.

As of April 1 of this year, we announced the closing of the South Street transaction in Albemarle, NC and are pleased to report that we are expecting to close the Community First Financial Group, Inc. transaction, in Chapel Hill, NC on June 1st of this year.”

Operating Results

FTE net interest income for the first quarter of 2014 was $32.7 million, a slight increase from $31.8 million for the fourth quarter of 2013, and an increase of 19.1% from $27.5 million for the first quarter of 2013. FTE net interest margin was 4.61% for the first quarter of 2014, an increase of 22 basis points from 4.39% for the fourth quarter of 2013, and an increase of 41 basis points from 4.20% for the first quarter of 2013. Excluding hedging instrument expense, FTE net interest margin for the first quarter of 2014 was 4.63%, compared to 4.76% for the fourth quarter of 2013 and 4.54% for the first quarter of 2013.

Average interest-earning assets were $2.88 billion for the first quarter of 2014, unchanged from the fourth quarter of 2013, and an increase of 8.7% from $2.65 billion for the first quarter of 2013. The increase from the first quarter of 2013 was primarily due to the acquisition of Randolph Bank & Trust (“Randolph”) during the fourth quarter of 2013.

Average interest-bearing liabilities were $2.55 billion for the first quarter of 2014, a slight decrease from $2.56 billion for the fourth quarter of 2013, and an increase of 5.6% from $2.41 billion for the first quarter of 2013. The Company continued to grow its deposit base, particularly in transaction deposits, and allowed higher rate time deposits to expire and be replaced with lower cost funding. The Company also reduced outstanding borrowings during the first quarter of 2014.

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Yield on interest-earning assets	5.31%	5.48%	5.33%
Cost of interest-bearing liabilities	0.80%	1.23%	1.24%
Cost of funds	0.70%	1.09%	1.12%
Net interest spread	4.51%	4.25%	4.09%
Net interest margin	4.61%	4.39%	4.20%

Net interest margin w/o hedging expense	4.63%	4.76%	4.54%

Non-interest income was $5.1 million for the first quarter of 2014, a slight decrease from $5.2 million for the fourth quarter of 2013, and a decrease of 17.4% from $6.2 million for the first quarter of 2013. Adjusted non-interest income was $4.9 million for the first quarter of 2014, a decrease of 4.8% from $5.2 million for the fourth quarter of 2013, and a decrease of 13.8% from $5.7 million for the first quarter of 2012. Adjusted non-interest income excludes acquisition-related gains, one-time income arising from insurance settlements and gain (loss) on sale of investment securities. During the first quarter of 2014, the Company recorded $0.6 million of amortization of the FDIC loss-share receivable due to lower loss projections for the loans covered under loss-share agreements. Non-interest income was also adversely impacted by a slowdown in mortgage production, as mortgage income decreased by 8.9% and 34.6% from fourth quarter 2013 and first quarter 2013, respectively. These declines were partially offset by an increase of $0.3 million, or 327.4%, in income derived from sales of SBA loans during the first quarter of 2014.

Non-interest expense was $24.8 million for the first quarter of 2014, a decrease of 13.5% compared to non-interest expense of $28.6 million for the fourth quarter of 2013, and an increase of 7.2% from $23.1 million for the first quarter of 2013. Excluding transaction-related costs, adjusted non-interest expense for the first quarter of 2014 was $24.0 million, a decrease of 3.1% from $24.7 million for the fourth quarter of 2013, and an increase of 8.6% from $22.1 million for the first quarter of 2013. Transaction-related costs include legal and professional fees, personnel costs, data processing expenses, and other miscellaneous expenses directly attributable to the transaction. The decrease from the fourth quarter of 2013 is primarily due to reduced professional services expenses and reduced expenses related to foreclosed properties. The increase from the first quarter of 2013 is due to the additional employees and facilities acquired in the acquisition of Randolph.

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Non-interest income
Mortgage fees	$1,558	$1,710	$2,381
Service charges	1,348	1,354	926
Earnings on bank-owned life insurance	580	646	559
Gain (loss) on sale of securities	(565)	10	(228)
Insurance settlement	768	—	—
Acquisition-related gain	—	—	719
Other	1,436	1,458	1,845
Total non-interest income	$5,125	$5,178	$6,202

Non-interest expense
Salaries and employee benefits	$13,493	$13,613	$12,340
Occupancy	2,071	1,691	1,683
Furniture and equipment	1,598	1,552	1,379
Data processing and supply	904	922	723
Advertising and business development	689	590	587
Insurance, professional and other services	944	1,495	901
FDIC insurance assessments	705	660	666
Loan, foreclosure and other real estate owned	1,362	2,093	2,018
Transaction-related expenses	797	3,884	1,035
Other	2,208	2,128	1,784
Total non-interest expense	$24,771	$28,628	$23,116

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
Transaction	2014	2013	2013
Previous transactions	—	—	$1,035
Randolph	266	3,681	—
Community First/South Street	531	203	—
Total	$797	$3,884	$1,035

* - Costs associated with auction of CPP preferred stock and repurchase of warrant from U.S. Treasury.

Additional Operating Highlights

Total portfolio loans were $2.30 billion at March 31, 2014, an increase of 1.2% from $2.28 billion at December 31, 2013. Originated loans have increased by $60.4 million, or 3.5%, during the first quarter of 2014. This increase includes $2.3 million of acquired loans that were renewed during the first quarter of 2014 and are now classified as originated loans. The increase during the first quarter of 2014 has primarily been due to organic growth in home-equity lines of credit and commercial real estate loans. The table below outlines the Company’s loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Originated loans	$1,765,248	$1,704,876	$1,629,235	$1,528,944	$1,467,665
Acquired loans not covered by loss-share	363,797	383,980	269,008	300,715	325,693
Acquired loans covered by loss-share	175,030	187,661	201,799	219,282	237,791
Total portfolio loans	$2,304,075	$2,276,517	$2,100,042	$2,048,941	$2,031,149

Change in balance (quarter/quarter):
Total portfolio loans	1.2%	8.4%	2.5%	0.9%	(0.2)%
Originated loans	3.5%	4.6%	6.6%	4.2%	2.0%
Acquired loans	(5.7)%	21.4%	(9.5)%	(7.7)%	(5.5)%

Total deposits at March 31, 2014 were $2.76 billion, an increase of 1.8% from total deposits of $2.71 billion as of December 31, 2013. Wholesale deposits were 31.1% of total deposits at March 31, 2014, a decrease compared to 32.8% as of December 31, 2013. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased 5.5% during the first quarter of 2014 and have increased 19.0% over the past twelve months. At March 31, 2014, time deposits were 37.9% of total deposits, compared to 40.0% at December 31, 2013.

Total Deposit Growth
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Non-interest bearing demand	$350,415	$324,532	$299,670	$275,984	$267,458
Interest-bearing demand	1,362,454	1,299,399	1,172,512	1,152,779	1,171,484
Time deposits	1,043,457	1,082,799	963,679	999,552	1,069,207
Total	$2,756,326	$2,706,730	$2,435,861	$2,428,315	$2,508,149

Change in balance (quarter/quarter)	1.8%	11.1%	0.3%	(3.2)%	(5.6)%

Annual deposit growth	9.9%

Total borrowings at March 31, 2014 were $149.5 million, a decrease of 34.2% from total borrowings of $227.1 million as of December 31, 2013. At March 31, 2014, $48.0 million of these borrowings were short-term, while the remaining $101.5 million were long-term. During the first quarter of 2014, the Bank utilized the proceeds from the sale of investment securities and the increased deposit base to repay $80.2 million, net, of short-term advances from the Federal Home Loan Bank.

Asset Quality

The Company incurred $3.6 million in net charge-off losses, which represented 0.64% of average loans for the first quarter of 2014, compared to net charge-off losses of $0.5 million, or 0.08% of average loans, for the fourth quarter of 2013, and net charge-off losses of $4.6 million, or 0.92% of average loans, for the first quarter of 2013. During the fourth quarter of 2013, the significant reduction in net charge-offs was due to several large recoveries of previously charged-off loans.

During the first quarter of 2014, the Company recorded a provision for loan losses of $2.6 million, an increase of 5.2% from $2.4 million recorded in the fourth quarter of 2013, and a decrease of 37.8% from $4.1 million recorded during the first quarter of 2013. The provision for loan losses recorded during the first quarter of 2014 was for loans not covered under loss-share agreements.

The allowance for loan losses was $30.9 million at March 31, 2014, a decrease of 6.1% from $32.9 million at December 31, 2013. Loan loss reserves to total portfolio loans were 1.34% and 1.44% at March 31, 2014 and December 31, 2013, respectively. The components of the allowance for loan loss at March 31, 2014 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$1,765,248	$(25,915)	$1,739,333	1.47%
Acquired loans not covered by loss-share	363,797	(209)	363,588	0.06%
Acquired loans covered by loss-share	175,030	(4,756)	170,274	2.72%
Total portfolio loans	$2,304,075	$(30,880)	$2,273,195	1.34%

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Nonaccrual loans not covered by loss-share	$14,240	$17,114	$21,262	$22,276	$27,212
Nonaccrual loans covered by loss-share	20,803	23,745	29,892	44,317	52,274
OREO not covered by loss-share	29,157	28,833	29,271	29,143	31,177
OREO covered by loss-share	15,749	18,773	18,401	17,668	20,709
90 days past due not covered by loss-share	—	—	83	823	—
90 days past due covered by loss-share	—	—	1	—	—
Total nonperforming assets	$79,949	$88,465	$98,910	$114,227	$131,372
Nonperforming assets not covered by loss-share	$43,397	$45,947	$50,616	$52,242	$58,389

Total assets	$3,205,951	$3,229,576	$2,968,709	$2,929,636	$2,929,191
Total assets less covered assets	3,015,172	3,023,142	2,748,509	2,692,686	2,670,691
Total portfolio loans	2,304,075	2,276,517	2,100,042	2,048,941	2,031,149
Total accruing loans	2,269,032	2,235,658	2,048,888	1,982,348	1,951,663

Ratio of nonperforming assets to total assets	2.49%	2.74%	3.33%	3.90%	4.48%
Not covered by loss-share	1.44%	1.52%	1.84%	1.94%	2.19%

Ratio of nonperforming loans to total portfolio loans	1.52%	1.79%	2.44%	3.29%	3.91%
Not covered by loss-share	0.67%	0.82%	1.12%	1.26%	1.52%

Ratio of allowance for loan losses to total portfolio loans	1.34%	1.44%	1.54%	1.60%	1.88%

Net charge-offs, QTD	$4,615	$380	$4,788	$7,351	$8,172
Net charge-offs, non-covered portion, QTD (1)	3,628	482	2,876	3,949	4,604
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.64%	0.08%	0.55%	0.78%	0.92%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$17,924	$16,770	$13,802	$12,639	$10,896

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and other real estate owned (“OREO”), totaled $79.9 million, or 2.49% of total assets, at March 31, 2014, a decrease of 9.6% from $88.5 million, or 2.74% of total assets, at December 31, 2013. Nonperforming assets covered by loss-share agreements totaled $36.6 million at March 31, 2014, a decrease of 14.0% from $42.5 million at December 31, 2013. The decrease in nonperforming assets is due to the Company’s continued efforts to resolve these problem assets.

Capital Position

At March 31, 2014, shareholders’ equity was $280.5 million, an increase of 3.4% from shareholders’ equity of $271.3 million as of December 31, 2013.

All of the Bank’s and Company’s capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $3.5 billion in assets (subsequent to the acquisition of South Street on April 1, 2014). Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 45 banking offices in North and South Carolina (including four branches acquired from South Street). The Bank’s 10 locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013	% Change
SUMMARY INCOME STATEMENTS
Interest income	$35,718	$33,151	7.7%
Interest expense	5,004	7,363	(32.0)
Net interest income	30,714	25,788	19.1
Provision for loan losses	2,561	4,115	(37.8)
Net interest income after provision for loan losses	28,153	21,673	29.9
Non-interest income	5,125	6,202	(17.4)
Non-interest expense	24,771	23,116	7.2
Income before income tax expense	8,507	4,759	78.8
Income tax expense	2,023	480	321.5
Net income	6,484	4,279	51.5
Preferred stock dividends and discount accretion	—	529	(100.0)
Net income available to common shareholders	$6,484	$3,750	72.9

PER SHARE DATA
Earnings per share, basic	$0.24	$0.14
Earnings per share, diluted	0.24	0.14
Operating earnings per share, diluted (1)	0.25	0.15
Tangible common book value per share (1)	9.00	8.36

Weighted average participating common shares:
Basic	27,317	26,464
Diluted	27,460	26,476

Period-end common shares outstanding	27,324	26,472

PERFORMANCE RATIOS
Return on average assets	0.83%	0.51%
Operating return on average assets (1)	0.87%	0.56%
Return on average common equity	9.70%	6.12%
Return on average tangible common equity (1)	11.53%	7.33%
Operating return on average tangible common equity (1)	12.17%	7.97%
Net interest margin (FTE)	4.61%	4.20%
Net interest margin w/o hedging expense (FTE)	4.63%	4.54%
Average equity to average assets	8.70%	9.61%
Allowance for loan losses as a % of portfolio loans	1.34%	1.88%
Nonperforming assets to total assets, end of period	2.49%	4.48%
Not covered by loss share	1.44%	2.19%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.64%	0.92%

SELECTED FINANCIAL DATA
Loss on sale of investment securities, net	$565	$228
Insurance settlement	768	—
Acquisition related gain	—	719
Fair value accretion	3,456	3,333
Hedging instrument expense	163	2,205
OREO valuation adjustments	635	785
Transaction-related expenses	797	1,035

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
SUMMARY INCOME STATEMENTS
Interest income	$35,718	$37,836	$34,008	$33,675	$33,151
Interest expense	5,004	7,964	7,372	7,364	7,363
Net interest income	30,714	29,872	26,636	26,311	25,788
Provision for loan losses	2,561	2,435	3,350	2,288	4,115
Net interest income after provision for loan losses	28,153	27,437	23,286	24,023	21,673
Non-interest income	5,125	5,178	5,824	5,602	6,202
Non-interest expense	24,771	28,628	22,430	23,759	23,116
Income before income tax expense	8,507	3,987	6,680	5,866	4,759
Income tax expense	2,023	716	1,650	1,199	480
Net income	6,484	3,271	5,030	4,667	4,279
Preferred stock dividends and discount accretion	—	—	—	531	529
Net income available to common shareholders	$6,484	$3,271	$5,030	$4,136	$3,750

Net interest income, as reported	$30,714	$29,872	$26,636	$26,311	$25,788
Fully Taxable-Equivalent ("FTE") adjustment	1,990	1,956	1,818	1,718	1,673
Net interest income, FTE	$32,704	$31,828	$28,454	$28,029	$27,461

PER SHARE DATA
Earnings per share, basic	$0.24	$0.12	$0.19	$0.16	$0.14
Earnings per share, diluted	0.24	0.12	0.19	0.16	0.14

Weighted average participating common shares:
Basic	27,317	27,293	26,502	26,475	26,464
Diluted	27,460	27,382	26,582	26,498	26,476

Period-end common shares outstanding	27,324	27,303	26,526	26,479	26,472

PERFORMANCE RATIOS
Return on average assets	0.83%	0.41%	0.68%	0.57%	0.51%
Operating return on average assets (1)	0.87%	0.71%	0.68%	0.58%	0.56%
Return on average common equity	9.70%	4.79%	7.81%	6.49%	6.12%
Return on average tangible common equity (1)	11.53%	5.90%	9.19%	7.70%	7.33%
Operating return on average tangible common equity (1)	12.17%	9.98%	9.26%	7.85%	7.97%
Net interest margin (FTE)	4.61%	4.39%	4.26%	4.32%	4.20%
Net interest margin w/o hedging expense (FTE)	4.63%	4.76%	4.65%	4.68%	4.54%
Average equity to average assets	8.70%	8.48%	8.67%	9.06%	9.61%
Allowance for loan losses as a % of portfolio loans	1.34%	1.44%	1.54%	1.60%	1.88%
Nonperforming assets to total assets, end of period	2.49%	2.74%	3.33%	3.90%	4.48%
Not covered by loss share	1.44%	1.52%	1.84%	1.94%	2.19%
Ratio of net charge-offs, with covered portion,
to average total loans, annualized	0.64%	0.08%	0.55%	0.78%	0.92%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(565)	$10	—	$176	$(228)
Insurance settlement	768	—	479	—	—
Acquisition-related gain	—	—	—	—	719
Fair value accretion	3,456	4,208	3,213	3,664	3,333
Additional accretion from redemption of Series A preferred stock	—	—	—	356	—
Hedging instrument expense	163	2,700	2,625	2,333	2,205
OREO valuation adjustments	635	713	1,138	1,539	785
Transaction-related expenses	797	3,884	540	309	1,035

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
	March 31, 2014	December 31, 2013	% Change
SELECTED BALANCE SHEET DATA
Portfolio loans:
Originated loans	$1,765,248	$1,704,876	3.5%
Acquired loans	538,827	571,641	(5.7)
Allowance for loan losses	(30,880)	(32,875)	(6.1)
Net portfolio loans	2,273,195	2,243,642	1.3
Loans held for sale	18,895	30,899	(38.9)
Investment securities	487,905	517,795	(5.8)
Total interest-earning assets	2,888,886	2,908,847	(0.7)
Total assets	3,205,951	3,229,576	(0.7)

Deposits:
Non-interest bearing deposits	350,415	324,532	8.0
Interest-bearing demand and savings	1,362,454	1,299,399	4.9
Time deposits	1,043,457	1,082,799	(3.6)
Total deposits	2,756,326	2,706,730	1.8
Borrowed funds	149,491	227,101	(34.2)
Total interest-bearing liabilities	2,555,402	2,609,299	(2.1)
Shareholders' equity:
Common equity	273,690	268,024	2.1
Accumulated other comprehensive income	6,818	3,306	106.2
Total shareholders' equity	280,508	271,330	3.4

	As of
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
SELECTED BALANCE SHEET DATA
Portfolio loans:
Originated loans	$1,765,248	$1,704,876	$1,629,235	$1,528,944	$1,467,665
Acquired loans	538,827	571,641	470,807	519,997	563,484
Allowance for loan losses	(30,880)	(32,875)	(32,358)	(32,859)	(38,148)
Net portfolio loans	2,273,195	2,243,642	2,067,684	2,016,082	1,993,001
Loans held for sale	18,895	30,899	17,732	39,954	46,134
Investment securities	487,905	517,795	500,449	466,079	476,982
Total interest-earning assets	2,888,886	2,908,847	2,658,902	2,610,415	2,605,429
Total assets	3,205,951	3,229,576	2,968,709	2,929,636	2,929,191

Deposits:
Non-interest bearing deposits	350,415	324,532	299,670	275,984	267,458
Interest-bearing demand and savings	1,362,454	1,299,399	1,172,512	1,152,779	1,171,484
Time deposits	1,043,457	1,082,799	963,679	999,552	1,069,207
Total deposits	2,756,326	2,706,730	2,435,861	2,428,315	2,508,149
Borrowed funds	149,491	227,101	256,554	227,697	117,774
Total interest-bearing liabilities	2,555,402	2,609,299	2,392,745	2,380,028	2,358,465
Shareholders' equity:
Preferred equity	—	—	—	—	30,855
Common equity	273,690	268,024	256,048	251,872	248,747
Accumulated other comprehensive income	6,818	3,306	1,745	2,573	4,453
Total shareholders' equity	280,508	271,330	257,793	254,445	284,055

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
SELECTED AVERAGE BALANCE SHEET DATA
Portfolio loans	2,288,490	2,268,172	2,072,907	2,038,918	2,037,683
Investment securities	509,740	515,296	484,959	473,301	461,781
Total interest-earning assets	2,879,546	2,878,999	2,650,389	2,604,275	2,650,229
Total assets	3,181,723	3,193,141	2,945,832	2,916,204	2,980,654

Deposits:
Non-interest bearing deposits	335,416	338,454	288,887	272,088	262,821
Interest-bearing demand and savings	1,323,324	1,291,291	1,172,608	1,150,212	1,176,740
Time deposits	1,061,294	1,035,759	979,871	1,021,098	1,117,159
Total deposits	2,720,034	2,665,504	2,441,366	2,443,398	2,556,720
Borrowed funds	165,499	235,303	228,336	189,308	120,496
Total interest-bearing liabilities	2,550,117	2,562,353	2,380,815	2,360,618	2,414,395
Shareholders' equity	276,736	270,702	255,524	264,201	286,388

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	March 31, 2014	December 31, 2013	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$245.2	$261.3	(6.2)
Residential Construction	34.4	32.5	5.9
Presold	17.5	18.2	(3.9)
Speculative	16.9	14.3	18.2
Loan size - over $400,000	1.7	1.8	(5.6)
Loan size - $200,000 to $400,000	6.5	4.8	35.4
Loan size - under $200,000	8.7	7.7	13.0

Commercial Construction	118.7	132.0	(10.1)
Loan size - $5 million and over	32.1	25.4	26.4
Loan size - $3 million to $5 million	15.7	28.9	(45.7)
Loan size - $1 million to $3 million	46.2	54.2	(14.8)
Loan size - under $1 million	24.7	23.5	5.1

Residential and Commercial A&D	7.7	7.9	(2.5)
Loan size - $1 million to $3 million	4.0	3.5	14.3
Loan size - under $1 million	3.7	4.4	(15.9)

Land	84.4	88.9	(5.1)
Residential Buildable Lots	21.0	22.1	(5.0)
Commercial Buildable Lots	11.9	11.8	0.9
Land Held for Development	30.0	32.9	(8.8)
Raw and Agricultural Land	21.5	22.1	(2.7)

Commercial Real Estate	$1,280.4	$1,244.0	2.9
Multi-Family	64.7	61.6	5.0
Churches	53.5	53.5	—
Retail	944.3	911.8	3.6
Owner Occupied	270.9	263.8	2.7
Investment	673.4	648.0	3.9
Loan size - $5 million to $9 million	143.1	138.5	3.3
Loan size - $3 million to $5 million	119.0	113.5	4.9
Loan size - $1 million to $3 million	266.0	250.3	6.3
Loan size - under $1 million	145.3	145.7	(0.3)

Industrial	217.9	217.1	0.4
Owner Occupied	122.6	119.0	3.0
Investment	95.30	98.10	(2.90)
Loan size - $5 million and over	5.90	6.00	(1.70)
Loan size - $3 million to $5 million	8.20	11.20	(26.80)
Loan size - $1 million to $3 million	39.70	40.80	(2.70)
Loan size - under $1 million	41.50	40.10	3.50

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$245.2	$261.3	$225.5	$211.3	$232.3
Residential Construction	34.4	32.5	28.6	32.6	31.1
Presold	17.5	18.2	16.0	18.7	18.6
Speculative	16.9	14.3	12.6	13.9	12.5
Loan size - over $400,000	1.7	1.8	2.2	3.3	4.3
Loan size - $200,000 to $400,000	6.5	4.8	4.9	5.5	3.2
Loan size - under $200,000	8.7	7.7	5.5	5.1	5.0

Commercial Construction	118.7	132.0	106.1	76.2	92.9
Loan size - $5 million and over	32.1	25.4	18.1	12.5	12.5
Loan size - $3 million to $5 million	15.7	28.9	15.4	10.7	11.0
Loan size - $1 million to $3 million	46.2	54.2	51.7	33.3	50.0
Loan size - under $1 million	24.7	23.5	20.9	19.7	19.4

Residential and Commercial A&D	7.7	7.9	9.4	17.6	15.1
Loan size - $3 million to $5 million	—	—	—	4.1	—
Loan size - $1 million to $3 million	4.0	3.5	3.6	6.6	8.8
Loan size - under $1 million	3.7	4.4	5.8	6.9	6.3

Land	84.4	88.9	81.4	84.9	93.2
Residential Buildable Lots	21.0	22.1	20.8	26.1	31.4
Commercial Buildable Lots	11.9	11.8	13.4	17.7	18.9
Land Held for Development	30.0	32.9	25.2	21.9	25.1
Raw and Agricultural Land	21.5	22.1	22.0	19.2	17.8

Commercial Real Estate	$1,280.4	$1,244.0	$1,165.2	$1,109.8	$1,050.6
Multi-Family	64.7	61.6	58.6	59.2	48.6
Churches	53.5	53.5	50.9	51.5	49.6
Retail	944.3	911.8	851.2	804.3	757.2
Owner Occupied	270.9	263.8	243.4	236.9	237.4
Investment	673.4	648.0	607.8	567.4	519.8
Loan size - $5 million to $9 million	143.1	138.5	135.4	95.1	89.0
Loan size - $3 million to $5 million	119.0	113.5	98.6	90.3	82.7
Loan size - $1 million to $3 million	266.0	250.3	238.3	242.4	215.5
Loan size - under $1 million	145.3	145.7	135.5	139.6	132.6

Industrial	217.9	217.1	204.5	194.8	195.2
Owner Occupied	122.6	119.0	113.2	101.5	105.2
Investment	95.3	98.1	91.3	93.3	90.0
Loan size - $5 million and over	5.9	6.0	6.1	6.0	6.2
Loan size - $3 million to $5 million	8.2	11.2	8.3	11.5	4.0
Loan size - $1 million to $3 million	39.7	40.8	38.7	35.8	41.7
Loan size - under $1 million	41.5	40.1	38.2	40.0	38.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings (Loss) per Share, Diluted (2)	March 31, 2014	December 31, 2013	March 31, 2013
Net income available to common shareholders (GAAP)	$6,484	$3,271	$3,750
Add: Transaction-related charges, net of tax	502	2,447	657
Less: Gain (loss) on sale of investment securities, net of tax	(356)	6	(145)
Insurance settlement, net of tax	484	—	—
Acquisition-related gain, net of tax	—	—	457
Operating earnings (non-GAAP)	6,858	5,712	4,095

Weighted average fully diluted shares outstanding	27,460	27,382	26,476

Operating earnings per share, diluted (non-GAAP)	$0.25	$0.21	$0.15

	For the Three Months Ended
Adjusted Non-interest Income (2)	March 31, 2014	December 31, 2013	March 31, 2013
Non-interest income (GAAP)	$5,125	$5,178	$6,202
Less: Gain (loss) on sale of investment securities	(565)	10	(228)
Insurance settlement	768	—	—
Acquisition-related gain	—	—	719
Adjusted non-interest income (non-GAAP)	$4,922	$5,168	$5,711

	For the Three Months Ended
Adjusted Non-interest Expense (2)	March 31, 2014	December 31, 2013	March 31, 2013
Non-interest expense (GAAP)	$24,771	$28,628	$23,116
Less: Transaction-related expenses	797	3,884	1,035
Adjusted non-interest expense (non-GAAP)	$23,974	$24,744	$22,081

	As of
Tangible Common Book Value per Share (3)	March 31, 2014	March 31, 2013
Shareholders' equity (GAAP)	$280,508	$284,055
Less: Preferred stock	—	30,855
Intangible assets	34,597	31,932
Tangible common shareholders equity (non-GAAP)	245,911	221,268

Common shares outstanding	27,324	26,472

Tangible common book value per share (non-GAAP)	$9.00	$8.36

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Return on Average Tangible Common Equity (3)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income available to common shareholders (GAAP)	$6,484	$3,271	$5,030	$4,136	$3,750
Plus: Amortization of intangibles, net of tax	232	241	160	160	160
Tangible net income available to common shareholders (non-GAAP)	6,716	3,512	5,190	4,296	3,910

Average common shareholders equity	$271,061	$270,702	$255,524	$255,624	$248,548
Less: Average intangible assets	34,775	34,045	31,535	31,798	32,068
Average tangible common shareholders' equity (non-GAAP)	$236,286	$236,657	$223,989	$223,826	$216,480

Return on average tangible common equity (non-GAAP)	11.53%	5.89%	9.19%	7.70%	7.33%

	For the Three Months Ended
Operating Return on Average Assets (2)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income available to common shareholders (GAAP)	$6,484	$3,271	$5,030	$4,136	$3,750
Plus: Transaction-related expenses, net of tax	502	2,447	340	195	657
Less: Gain (loss) on sale of investment securities, net of tax	(356)	6	—	111	(145)
Insurance settlement, net of tax	484	—	302	—	—
Acquisition-related gain, net of tax	—	—	—	—	457
Operating earnings (loss) (non-GAAP)	6,858	5,712	5,068	4,220	4,095

Average assets	3,181,723	3,193,141	2,945,832	2,916,204	2,980,654

Operating return on average assets (non-GAAP)	0.87%	0.71%	0.68%	0.58%	0.56%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (2)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income available to common shareholders (GAAP)	$6,484	$3,271	$5,030	$4,136	$3,750
Plus: Amortization of intangibles, net of tax	232	241	160	160	160
Transaction-related expenses, net of tax	502	2,447	340	195	657
Less: Gain (loss) on sale of investment securities, net of tax	(356)	6	—	111	(145)
Insurance settlement, net of tax	484	—	302	—	—
Acquisition-related gain, net of tax	—	—	—	—	457
Operating tangible net income available to common shareholders (non-GAAP)	7,090	5,953	5,228	4,380	4,255

Average common shareholders equity	271,061	270,702	255,524	255,624	248,548
Less: Average intangible assets	34,775	34,045	31,535	31,798	32,068
Average tangible common shareholders' equity (non-GAAP)	236,286	236,657	223,989	223,826	216,480

Operating return on average tangible common equity (non-GAAP)	12.17%	9.98%	9.26%	7.85%	7.97%

(2) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

(3) Management believes investors use this measure to evaluate the Company's performance.